Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 10, 2025, relating to the consolidated financial statements of HighPeak Energy, Inc. appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2024.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Austin, Texas

November 4, 2025